AMENDMENT DATED JUNE 12, 1997
                       ALLIED LIFE FINANCIAL CORPORATION
                      SHORT TERM MANAGEMENT INCENTIVE PLAN

     The ALLIED Life Financial Corporation Short Term Management Incentive Plan (the "Plan") was amended by the Compensation Committee of the Board of Directors of ALLIED Life Financial Corporation on June 12, 1997 to reflect the change set forth below. Capitalized terms used herein shall have the meaning as assigned thereto in the Plan.

     Change in Exhibit A. Exhibit A of the Plan is amended by the replacement of the Growth goals as follows:

               Threshold                Goal                Maximum

    Growth       7.5%                   10.25%               13.5%


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